UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) hereby reaffirms previously issued guidance for our Net Income per share of common stock (“Common Share”) (fully diluted), for the three months ending March 31, 2018 and year ending December 31, 2018, to be between $0.65 and $0.71 and $2.40 and $2.50, respectively.

We also reaffirm previously issued guidance for our Funds from Operations (“FFO”) per Common Share (fully diluted), for the three months ending March 31, 2018 and year ending December 31, 2018, to be between $1.00 and $1.06 and $3.80 and $3.90, respectively.

We also reaffirm previously issued guidance for our Normalized Funds from Operations (“Normalized FFO”) per Common Share (fully diluted) for the three months ending March 31, 2018 and year ending December 31, 2018, to be between $1.00 and $1.06 and $3.80 and $3.90, respectively.

The projected 2018 per Common Share amounts represent a range of possible outcomes and the mid-point of each range reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions are incorrect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director.

On February 27, 2018, Mr. William Young, a member of our Board of Directors, informed the Board of Directors that he will not stand for reelection at the Company’s 2018 Annual Meeting of Stockholders. Accordingly, Mr. Young’s service as a member of the Board of Directors will cease at the Company’s 2018 Annual Meeting of Stockholders scheduled to be held on May 1, 2018, at which time the Board of Directors will be reduced to nine members. Mr. Young’s decision not to stand for reelection is not a result of any disagreement with other Board members or with our management.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2018, our Board of Directors amended our bylaws, effective immediately. The amended Article XIV now permits stockholders, subject to the satisfaction of certain procedural requirements, to amend our bylaws by the affirmative vote of the holders of a majority of our outstanding Common Shares pursuant to a binding proposal submitted for approval at a duly called annual meeting or special meeting of stockholders by a stockholder, or group of up to five stockholders, owning at least one percent or more of our outstanding Common Shares continuously for at least one year (the “Ownership Threshold”). A stockholder proposal submitted under the amended Article XIV may not alter or repeal (i) Article XII of the bylaws, which provides for indemnification of our directors and officers, or (ii) Article XIV of the bylaws, which addresses procedures for amendment of the bylaws, without the approval of the Board of Directors.

The Board of Directors believes the Ownership Threshold enables stockholders who own a meaningful stake in our outstanding Common Shares for more than a brief period of time to propose binding amendments to our bylaws. In that regard, the Board considered that, based on the most recently available public filings made by stockholders as of February 23, 2018, (i) approximately 69.9% of our outstanding Common Shares is owned by stockholders that each own at least 1% or more of our outstanding Common Shares and (ii) approximately 90.7% of our outstanding Common Shares are owned by stockholders that each own at least 0.2% or more of our outstanding Common Shares.

The foregoing description of the amended bylaws is qualified in its entirety by reference to a copy of the First Amendment to Second Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

From time to time, we will meet with analysts and investors and present a slide presentation. A copy of this slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The presentation will be posted on our website, www.equitylifestyleproperties.com, on February 27, 2018. Included in this presentation is a discussion of our business and certain financial information regarding 2018 guidance.

Item 8.01	Other Events

Our Board of Directors declared the first quarter 2018 dividend of $0.55 per Common Share, representing, on an annualized basis, a dividend of $2.20 per Common Share. The dividend will be paid on April 13, 2018 to stockholders of record on March 30, 2018.

In accordance with General Instruction B.2. of Form 8-K, the information included in items 2.02 and 7.01 of this Current Report of Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any registration statement filed by Equity Lifestyle Properties, Inc. under the Securities Act of 1933, as amended. We disclaim any intention or obligation to update or revise this information.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of Sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2018 estimated net income, FFO and Normalized FFO;

•	our ability to manage counter-party risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition”;

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest in 406 quality properties in 32 states and British Columbia consisting of 151,323 sites. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

Exhibit 3.1	Equity LifeStyle Properties, Inc. First Amendment to Second Amended and Restated Bylaws, effective as of February 27, 2018.

Exhibit 99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By: /s/ Paul Seavey
Paul Seavey
Executive Vice President, Chief Financial Officer and Treasurer

Date: February 27, 2018